EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Coastal Financial Corporation:


We consent to incorporation by reference in the registration statements (No. 333-54794, 333-49741 and 333-01274) on Form S-8 of Coastal Financial Corporation of our report dated October 24, 2001, with respect to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2001, which report is incorporated by reference in the September 30, 2001 Annual Report on Form 10-K of Coastal Financial Corporation.


                                                        /s/ KPMG LLP
                                                        ------------
                                                        KPMG LLP

Greenville, South Carolina
December 21, 2001